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                                                                    Draft 5/6/96
                                                                    ------------
                           TREX MEDICAL CORPORATION

                    International Holder Subscription Form

IMPORTANT: The number of Rights that may be exercised pursuant to the Subscription Privilege by the person whose name appears on the label affixed to this form is the number indicated in the top right - hand corner of the label. There is no oversubscription privilege.

EXERCISE AND SUBSCRIPTION: The undersigned irrevocably exercises one or more Rights to subscribe for shares of Trex Medical Common Stock as indicated below, on the terms and subject to the conditions specified in the prospectus of Trex Medical Corporation dated May ___, 1996 (the "Prospectus"), receipt of which is hereby acknowledged.

     (a) Number of shares subscribed for pursuant to the Subscription Privilege (one Right needed to subscribe for each full share): _______________

     (b) Total Subscription Price (total number of shares subscribed for pursuant to the Subscription Privilege times the Subscription Price of $16.00): _______________ (1)

METHOD OF PAYMENT (CHECK ONE)

     _   CHECK OR BANK DRAFT DRAWN ON A U.S. BANK OR MONEY ORDER
         PAYABLE TO AMERICAN STOCK TRANSFER & TRUST COMPANY.

     _   WIRE TRANSFER DIRECTED TO THE ACCOUNT MAINTAINED BY
         AMERICAN STOCK TRANSFER & TRUST COMPANY AT CHEMICAL BANK, 55 WATER STREET, NEW YORK, NEW YORK 10041, ACCOUNT NO. 323-294723, ABA NO. 021 000 128.

(1) If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all shares that are stated to be subscribed for, or if the number of shares being subscribed for is not specified, the number of shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the Subscription Price for all shares that the undersigned has the right to purchase pursuant to the Subscription Privilege (the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction. In addition, the Subscription Price is subject to the refund (the "Refund") of the amount, if any, by which $16.00 exceeds the initial public offering price of the Company's common stock in the Company's concurrent firm commitment offering to the public. The Subscription Agent shall forward the Refund to the subscriber without interest or deduction.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS AND ARE INCORPORATED HEREIN BY REFERENCE. ALL CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE PROSPECTUS. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT.

ANY PERSON LOCATED IN THE UNITED KINGDOM WHO IS NOT EITHER (1) A PERSON WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SHARES OR DEBENTURES, WHETHER AS PRINCIPAL OR AGENT, OR (2) AN EXISTING REGISTERED HOLDER OF TREX MEDICAL COMMON STOCK, REPRESENTS, BY SIGNING BELOW, THAT ANY SHARES OF TREX MEDICAL COMMON STOCK PURCHASED UPON THE EXERCISE OF RIGHTS ARE BEING PURCHASED WITH A VIEW TO HOLDING SUCH SHARES AS AN INVESTMENT AND WITHOUT ANY INTENTION TO RESELL SUCH SHARES.
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                                   IMPORTANT

                            RIGHTS HOLDER SIGN HERE

            ......................................................

            ......................................................

                          (Signature(s) of Holder(s))


            Dated:............................................1996

(Must be signed by the Rights holder(s) exactly as name(s) appear(s) on the certificate(s) representing shares of Common Stock of ThermoTrex Corporation or Trex Medical Corporation as to which the Rights have been distributed. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s) - in - fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See instructions.)

Names(s).......................................................................

 ...............................................................................
                                (Please Print)


Capacity.......................................................................

 ...............................................................................

Address........................................................................

 ...............................................................................
                             (Including Zip Code)


Area Code and
Telephone Number...............................................................
                                     (Home)

 ...............................................................................
                                   (Business)


Tax Identification or
Social Security No.............................................................
                          (Complete Substitute Form W - 9)














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